Exhibit 10.94

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS.  THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Issuance Date: March 23, 2004

VCAMPUS CORPORATION

PURCHASE WARRANT

WARRANT (“WARRANT”) TO PURCHASE SHARES OF
COMMON STOCK, $0.01 PAR VALUE PER SHARE

This is to certify that, FOR VALUE RECEIVED,                                       (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from VCampus Corporation, a corporation organized under the laws of Delaware (“Company”), at any time and from time to time commencing six months from the Issuance Date, or on the date of Shareholder Approval, whichever shall first occur (“Exercise Date”), but not later than 5:00 P.M., Eastern time, on the fifth (5th) anniversary of the Issuance Date (“Expiration Date”), a total of [                ]shares (“Warrant Shares”) of Common Stock, $0.01 par value (“Common Stock”) of the Company, at an initial exercise price per share equal to the Market Price as of the Issuance Date.  The exercise price in effect from time to time is hereafter called the “Warrant Price”.  Immediately following the date of Shareholder Approval, the Warrant Price shall thereafter be $1.63 (subject to adjustment as provided herein as if the Warrant Price had been $1.63 on the Issuance Date).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

This Warrant has been issued pursuant to the terms of the Purchase Agreement (“Purchase Agreement”) dated on or about the date hereof between the Company and the Warrantholder.  Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

Section 1.       Registration.  The Company shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2.       Transfers.  As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended

(“Securities Act”) or an exemption from registration thereunder.  Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.       (a) Exercise of Warrant.  Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time on and after the Exercise Date and ending on the Expiration Date, upon surrender of the original of this Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the “Exercise Agreement”) (which may be by fax), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement.  The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement and original of this Warrant shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement).  Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) Trading Days (as defined in the Notes) , after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall (subject to Section 3(b) below), at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and such certificates can be issued without restrictive legends in accordance with applicable securities laws, upon request of the Warrantholder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon exercise to the Warrantholder (or its designee), by crediting the account of the Warrantholder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

(b) If the Company shall fail for any reason or for no reason (other than by reason of a failure, breach or omission on the part of the Holder) to issue to the Holder within five (5) Trading Days after the warrant has been exercised, a certificate for the number of shares of Common Stock to which the Holder is entitled or to credit the Holder’s designee’s balance account with DTC, in accordance with Section 3(a) hereof, for such number of shares of Common Stock to which the holder is entitled upon the Holder’s exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such Holder on each day such exercise is not timely effected an amount equal to 2.5% multiplied by the product of (I) the sum of the number of shares of Common Stock not issued to the holder and to which such holder is entitled and (II) the excess of the Closing Sale Price of the Common Stock as of the Trading Day preceding exercise over the Warrant Exercise Price then in effect.

(c) the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Warrant Price for the Warrant Shares specified in the Exercise Agreement, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
---------------------
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.

C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

Section 4.       Compliance with the Securities Act of 1933.  Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this Warrant and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security.  The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.       Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued.  The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

Section 6.       Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if reasonably requested by the Company.

Section 7.       Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full (without regard to any restrictions on beneficial ownership contained herein), and the transfer agent for the Common Stock, including every subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of any of the right of purchase aforesaid (“Transfer Agent”), shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose.  The Company agrees that all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.  The Company will keep a conformed copy of this Warrant on file with its Transfer Agent.  The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

Section 8.       Warrant Price.  The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

Section 9.       Adjustment of Warrant Exercise Price and Number Of Shares.  The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

a.             ADJUSTMENT OF WARRANT PRICE.  If and whenever on or after the Issuance Date and ending 24 months thereafter, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but with the exception of Excluded Issuances) for a consideration per share (the “New Issuance Price”) less than the Warrant Price in effect immediately prior to such issuance or sale (each such sale or issuance, a “Dilutive Issuance”, then concurrent with such issue or sale, the Warrant Price then in effect shall be reduced to a price (subject to Section 9(b)) equal to the New Issuance Price.   This Section 9(a) and Section 9(b) below shall have no force or effect until the date of Shareholder Approval, as of which date the Warrant Price shall be adjusted as if this Section 9(a) and Section  9(b) below had been effective as of the Issuance Date.

b.             EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS.  For purposes of determining the adjusted Warrant Price under Section 9(a) above, the following shall be applicable:

(i)            ISSUANCE OF OPTIONS.  If the Company in any manner grants any Options (other than Excluded Issuances) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Warrant Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 9(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(ii)           ISSUANCE OF CONVERTIBLE SECURITIES.  If the Company in any manner issues or sells any Convertible Securities (other than Excluded Issuances) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Warrant Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 9(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Price had been or are to be made pursuant to other provisions of this Section 9(b), no further adjustment of the Warrant Price shall be made by reason of such issue or sale.  Notwithstanding anything to the contrary herein, in no event shall an adjustment to the Warrant Price be made retroactively with respect to any portion of the Warrant exercised for Common Stock or otherwise terminated prior to the actual date of the dilutive issuance or change.  In addition, to clarify for purposes of this Section 9, if an Option or Convertible Security has a price reset or similar provision that would cause the price to adjust based on a future event or contingency, then the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any

Convertible Securities issuable upon exercise of such Option” shall not be such reset price unless and until the happening of such event or contingency that actually gives effect to the reset.

(iii)          CHANGE IN OPTION PRICE OR RATE OF CONVERSION.  If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time (other than Excluded Issuances, in each case), the Warrant Price in effect at the time of such change shall be adjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted.  For purposes of this Section 9(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon conversion, exchange or exercise thereof shall be deemed to have been issued as of the date of such change.  On the expiration of any Option or Convertible Security not exercised, the applicable Warrant Price then in effect shall forthwith be increased to the Warrant Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued.  No adjustment shall be made if such adjustment would increase the applicable Warrant Price by an amount in excess of the adjustment originally made to the Warrant Price in respect of the issue, sale or grant of the applicable Option or Convertible Security.

c.             CERTAIN EVENTS.

(i)            If the Company or any of its subsidiaries shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its capital stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event.  Such adjustment shall be made successively whenever any event listed above shall occur.

(ii)           If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each

Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant.  The provisions of this paragraph (ii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(iii)          In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Closing Price per share of Common Stock (as defined below), less the fair market value (on a per share basis) (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Closing Price per share of Common Stock.  Such adjustment shall be made successively whenever such a record date is fixed.  “Closing Price” of the Common Stock shall be the closing sale price per share of the Common Stock as reported by the Principal Market on the Trading Day immediately preceding the date on which such value is being determined.  An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(iv)          In the event that, as a result of an adjustment made pursuant to Section 9(c), the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(v)           In the event of any adjustment pursuant to this Section 9(c) in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.  Similarly, in the event of any adjustment in the Warrant Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

d.               FAILURE TO ACHIEVE MILESTONE.  In the event that following Shareholder Approval, the Milestone (as defined herein) is not achieved, the number of Warrant Shares shall be increased from [               ] to [a number of shares equal to 50% of the original principal amount of Holder’s Series A Note or Series B Note, as applicable, divided by $1.38 (rounding down to the nearest whole share)] and the Warrant Price shall be reduced from $1.63 to $1.38 subject to adjustment as provided in this Section 9, as if such increase in the number of Warrant Shares and decrease in Warrant Price had taken effect on the Issuance Date.

Section 10.             Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant.   If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

Section 11.             Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12.             Notices to Warrantholder.  Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  In the event of a dispute with respect to any such calculation, the certificate of the Company’s independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error.  Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.  At the Warrantholder’s request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

Section 13.             Identity of Transfer Agent.  The Transfer Agent for the Common Stock is Wachovia Bank.  Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14.             Notices.  Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if delivered personally or by facsimile or if sent by an internationally recognized courier, addressed as follows:

VCampus Corporation

1850 Centennial Park Drive

Suite 200

Reston, VA  20191

Attention:  CEO

With a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attn:  Kevin A. Prakke, Esq.

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.  All faxes shall be effective upon receipt.

Section 15.             Registration Rights.  The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

Section 16.             Successors.  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17.             Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

Section 18.             9.9% Limitations. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder at such time (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes and Warrant Shares) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Warrantholder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”), unless, at the time such additional shares of Common Stock may be acquired by the Holder upon any exercise pursuant to the terms hereof, Holder has already exceeded the Restricted Ownership Percentage.  Each holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction (as defined in the Notes).

Section 19.             Replacement Warrants.  The Company agrees that within ten (10) Trading Days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which this Warrant is then exercisable.  Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

Section 20.             Absolute Obligation to Issue Warrant Shares.  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares.  The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

Section 21.             Assignment, etc.  The Warrantholder may assign or transfer this Warrant to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that the Warrantholder may assign or transfer this Warrant in whole to any of such Warrantholder’s affiliates that is not a competitor or vendor of the Company without the consent of the Company.  The Warrantholder shall notify the Company of any such assignment or transfer promptly.  This Warrant shall be binding upon the Company and its successors and shall inure to the benefit of the Warrantholder and its successors and permitted assigns.

Section 22.   Judicial Proceedings.  Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court.  The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 14, such service to become effective 10 days after such mailing.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.  The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding.

Section 23.  DEFINITIONS:  The following words and terms as used in this Warrant shall have the following meanings:

(i)            “Approved Stock Plan” means any employee benefit plan, stock incentive plan or other similar plan or arrangement which has been approved by the Board of Directors of the Company or a duly authorized committee thereof, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(ii)           “Bloomberg” means Bloomberg Financial Markets or any other similar financial reporting service as may be selected from time to time by the Company and the holders of the Warrants representing not less than 50% of the shares of Common Stock issuable upon exercise of all Warrants issued on the Original Issuance Date then outstanding.

(iii)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iv)          “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the “pink sheets” by the Pink Sheets LLC.  If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of all Warrants issued on the Original Issuance Date then outstanding.  If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by good faith efforts of the parties followed by binding third party valuation paid for equally by the parties.  All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.  All fees and expenses of such determinations shall be borne solely by the Company.

(v)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(vi)          “Excluded Issuances” means shares of Common Stock (i) issued or deemed to have been issued by the Company in connection with an Approved Stock Plan (regardless of the applicable exercise or conversion price), (ii) issued or deemed to have been issued upon exercise of the Warrants, issued upon the issuance or conversion of the Notes or otherwise issued in connection with the transactions contemplated in the Purchase Agreement (including any securities issued or issuable to the Collateral Agent or any of its affiliates in connection with consulting services to be provided to the Company); (iii) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Warrant Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Warrant Date and such Options or Convertible Securities are not amended after the date immediately preceding the Warrant Date other than with respect to Options originally issued pursuant to an Approved Stock Plan, (iv) issued pursuant to a Strategic Financing; (v) issued to the public pursuant to an underwritten offering registered pursuant to the Securities Act (but in all events excluding offerings pursuant to “equity lines” or similar products) or (vi) issued or deemed to be issued by the Company with the prior approval of the Required Holders.

(vii)         “Issuance Date” means the date on which this Warrant is issued to the Warrantholder as is set forth on the first page of the Warrant.

(viii)        “Market Price” shall equal the average closing price of the Common Stock as reported on a Principal Market for the five (5) Trading Days immediately preceding the date of determination of such Market Price or if not reported on any Principal Market, the Market Price shall equal the Conversion Price.

(ix)           “Milestone” means the execution on or before September 30, 2004, of definitive agreements between the Company and at least six new “Premier Partners” for the co-publishing of content which will be hosted by the Company, each of which agreements is expected, based upon the good faith projections of the Company and the Premier Partner, to ramp up to an annual rate of $500,000 of revenue for the Company by September 1, 2005.  A Premier Partner shall mean a company that provides a credential or test, which can be ported on line, to a membership or number of corporate enterprise employees, greater than 5,000 in a growing global market.

(x)            “Option” means any rights, warrants or options to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities.

(xi)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii)          “Principal Market” means the principal securities exchange or trading market on which the Common Stock is traded.

(xiii)         “Securities Act” means the Securities Act of 1933, as amended.

(iv)          “Shareholder Approval” means the approval of the stockholders of the Company at a duly convened meeting of stockholders of the Company, for the issuance of all Securities as defined in the Purchase Agreement, including the issuance of the Warrants.

(xv)         “Strategic Financing” shall mean the issuance of Common Stock or Options or Convertible Securities of the Company in connection with any acquisition by the Company, by whatever means, of any business, assets or technologies, or to any strategic investor, vendor, customer, lease or similar arrangement, the primary purpose of which is not to raise equity capital.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

VCAMPUS CORPORATION

By:
Name:
Title:

Attest:

Sign:
Print Name:

VCAMPUS CORPORATION
WARRANT EXERCISE FORM

VCampus Corporation

1850 Centennial Park Drive

Suite 200

Reston, VA  20191

Fax:  (703) 654-7319

Attention:  CEO

This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder                                 shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program and a registration statement covering the resale of the Warrant Shares is then effective or an exemption from registration is available in the opinion of Company counsel, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

Dated:	Signature:

Name (please print)

Address